UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 22, 2011

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached as Exhibit 99.1 hereto are a press release and financial tables dated July 22, 2011 issued by Verizon Communications Inc. (Verizon).

Non-GAAP Measures

Verizon’s press release and financial tables include financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance the understanding of Verizon’s GAAP financial information and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Consolidated adjusted operating revenues is a non-GAAP financial measure that management believes is useful to investors and other users of our financial information in evaluating our operating results and understanding operating trends. Consolidated adjusted operating revenues exclude the operating revenues associated with the Wireless and Wireline properties divested in 2010 from prior periods.

Verizon consolidated adjusted earnings before interest, taxes, depreciation and amortization (Consolidated adjusted EBITDA), Verizon Wireless Segment EBITDA (Wireless EBITDA), Verizon Wireless Segment EBITDA service margin (Wireless EBITDA service margin), Wireline Segment EBITDA (Wireline EBITDA) and Wireline Segment EBITDA margin (Wireline EBITDA margin) are non-GAAP measures and do not purport to be alternatives to GAAP items as measures of operating performance. Management believes that these measures are useful to investors and other users of our financial information in evaluating operating profitability on a more variable cost basis as they exclude the depreciation and amortization expenses related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating operating performance in relation to Verizon’s competitors. Consolidated adjusted EBITDA, Wireless EBITDA, Wireless EBITDA service margin, Wireline EBITDA and Wireline EBITDA margin are presented along with the respective operating income and operating income margins so as not to imply that more emphasis should be placed on them than the corresponding GAAP measures.

Consolidated EBITDA is calculated by adding back interest, taxes, depreciation and amortization expenses, equity in earnings of unconsolidated businesses and other income/(expense), net to net income. Consolidated adjusted EBITDA is calculated by excluding the effect of non-operational or non-recurring items and the impact of divested operations from the calculation of Consolidated EBITDA.

Wireless EBITDA is calculated by adding back depreciation and amortization expenses to Verizon Wireless operating income, and Wireless EBITDA service margin is calculated by dividing Wireless EBITDA by Verizon Wireless service revenues. Wireless EBITDA service margin utilizes service revenues rather than total revenues. Service revenues primarily exclude equipment revenues (as well as other non-service revenues) in order to capture the impact of providing service to the wireless customer base on an ongoing basis.

Wireline EBITDA is calculated by adding back depreciation and amortization expenses to Verizon Wireline operating income, and Wireline EBITDA margin is calculated by dividing Wireline EBITDA by total Wireline revenues.

Net Debt and the Net Debt to Adjusted EBITDA Ratio are non-GAAP financial measures that management believes are useful to investors and other users of our financial information in evaluating Verizon’s leverage. Net Debt is calculated by subtracting cash and cash equivalents from the sum of debt maturing within one year and long-term debt. For purposes of the Net Debt to Adjusted EBITDA Ratio, Adjusted EBITDA is calculated for the last 12 months. Management believes this presentation assists investors in understanding trends that are indicative of future operating results given the non-operational or non-recurring nature of the items excluded from the calculation.

Adjusted Earnings Per Share (Adjusted EPS) is a non-GAAP financial measure that management believes is useful to investors in evaluating our operating results and understanding our operating trends. Adjusted EPS is calculated by excluding the impact of divested operations and adding back the EPS impact of non-operational or non-recurring items to reported EPS.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2011, the Board of Directors (the Board) of Verizon Communications Inc. (Verizon) accepted the resignation of Ivan G. Seidenberg as Chief Executive Officer of Verizon, effective as of August 1, 2011. Mr. Seidenberg will remain Chairman of the Board.

On July 20, 2011, the Board appointed Lowell C. McAdam, President and Chief Executive Officer of Verizon, effective as of August 1, 2011.

In connection with Mr. McAdam’s appointment to President and Chief Executive Officer, the Human Resources Committee (the Committee) of the Board recommended, and the independent members of the Board approved, a special one-time equity award to Mr. McAdam with a grant date of August 1, 2011, with 70% of the award opportunity in the form of performance stock units (PSUs) and 30% in the form of restricted stock units (RSUs). The Committee and the independent members of the Board approved the special award to Mr. McAdam to provide an additional one-time incentive to reward performance that creates long-term shareholder value. The special award was granted pursuant to the terms and conditions of the Verizon Communications Inc. Long Term Incentive Plan.

The PSUs represent shares of Verizon stock that may become payable after the completion of a five-year performance cycle ending on July 31, 2016, provided that Mr. McAdam remains actively employed throughout the cycle, subject to the terms of the grant agreement. The number of PSUs that vest at the end of the five-year performance cycle will be determined based on Verizon’s average annual return on equity (ROE) during the performance cycle. No PSUs will vest unless Verizon’s average annual ROE meets the minimum threshold percentage of 10%. A maximum of two times the nominal number of performance stock units granted will vest if Verizon’s average annual ROE is at least 20% at the conclusion of the performance cycle.

The RSUs represent shares of Verizon stock that become payable at the end of the five-year performance cycle ending on July 31, 2016, provided that Mr. McAdam remains actively employed throughout the cycle, subject to the terms of the grant agreement.

The value of each PSU and RSU is equal to the fair market value of a share of Verizon’s common stock on the date of the grant and will change as the value of Verizon’s common stock changes. All PSUs and RSUs that vest at the end of the five-year performance cycle, including accrued dividend equivalents on the vested portion of the grant, will be settled in shares of Verizon common stock. To the extent any common stock is issued, the grant agreements require that Mr. McAdam hold such shares for two years following the vesting date. If 100% of the PSUs and RSUs vest, based on Verizon’s closing stock price on August 1, 2011, the PSUs would have a value of approximately $7 million and the RSUs would have a value of approximately $3 million, plus accrued dividends.

A press release announcing Mr. Seidenberg’s resignation and Mr. McAdam’s appointment as President and Chief Executive Officer of Verizon is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release and financial tables, dated July 22, 2011, issued by Verizon Communications Inc.

99.2	Press release, dated July 22, 2011, issued by Verizon Communications Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: July 22, 2011	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release and financial tables, dated July 22, 2011, issued by Verizon Communications Inc.

99.2	Press release, dated July 22, 2011, issued by Verizon Communications Inc.